SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K12g3


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report: February 11, 2004



                                  DRUCKER, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)



     Delaware                   0-29670                    95-3303637
     -------------------        -------------              ----------
    (State or other             (Commission               (IRS Employer
    jurisdiction of             File Number)            Identification No.)
     incorporation)


             1-1035 Richards Street, Vancouver, B.C. Canada V6B 3E4
        -----------------------------------------------------------------
             (New address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (604) 681-4421

ITEM 1. CHANGES IN CONTROL OF REGISTRANT


On June 15, 2003, the Company entered into an Acquisition Agreement with Speed One Investment Limited ("Speed One") and Beijing Beike Machinery Electronic Materials Hightech Corporation ("BK Machinery") to acquire 100% of the issued and outstanding shares of Beijing Beike-Masic Automation Engineering Company Limited ("BK"), a Chinese company which specializes in industrial automation, in exchange for 93,020,800 shares of common stock of the Company, calculated on pre-consolidation basis. The Agreement provides for a one for three reverse split of all the outstanding shares of Drucker which must be approved by share-holders before the issuance of the additional shares may be completed. Pursuant to the Agreement, the Company has issued 17,500,000 common shares pre-consolida-tion and will issue 25,173,600 on post-consolidation basis (representing the 75,520,800 common shares pre-split pursuant to the Agreement). Upon tender by BK Machinery of all the shares it owned in BK, being 25% of all the issued and out-standing shares of BK, the Company issued 17,500,000 common shares. All shares of BK have been delivered to the Company, and the Company has committed to deliver the balance of the shares upon completion of the reverse split. The issuance of the balance of the shares for the acquisition transaction requires the completion of the reverse split, which required reverse split is subject to shareholders authorization. The Company has not yet obtained such authorization, but intends to do so in the next 60 days.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

BK is a wholly owned subsidiary of the Company.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None.


ITEM 5. OTHER EVENTS


New Management
--------------

As a result of the BK transaction, Messrs LIU Wei Zhang, Engineer; HONG Liang, Engineer; GE Liang Song, Senior Engineer; SUN Yi Kang, Professor; Ronald Xie, Lawyer; and Nick Ringma, Businessman, have been appointed to the Board. Messrs Patrick Chan (Chairman), Ernest Cheung, Ken Kow & Joseph Tong have resigned from the Board. Mr. Gerald Runolfson has resigned as President and Mr. Ronald Xie has been appointed as President of the Company. Mr. Gerald Runolfson has been appointed Secretary of the Company replacing Mr. Ernest Cheung. Subsequent to the execution of the Acquisition Agreement, Mr. LIU Wei Zhang has been elected as Chairman of the Board.

Appointment of Officers
-----------------------

Ronald Xie was appointed President of the Company to serve at the discretion of the Board of Directors as from June 16, 2003. (See Biographical Information under Directors herein below).

Ronald Xie and Nick Ringma have been appointed as Directors effective June 16, 2003.

Mr. Nick Ringma has been appointed as Vice President of the Company in a separate appointment.

Pursuant to the Acquisition Agreement, the Board of Directors has appointed the following persons as Directors:

Liu, Wei Zhang
Hong, Liang
Ge, Liang Song
Sun, Yi Kang

The biographical information of the new directors is as follows:

RONALD XIURU XIE, age 41, President and Director (appointed in June 2003) obtained a BA degree from Beijing University of International Business & Economics in 1984 and a Master of Law in 1986 from School of Law, Beijing University of International Business & Economics. He obtained an LLB (law) in 1992 from Queen's University in Canada. He is President and director of China NetTV Holdings, Inc. since July 2003 to present. He is a founding partner of Allied Law Office in Beijing, PR China since 1998. He was a Senior Partner, Great Wall Law Office in Beijing, China, 1995-1998. He has been a member of the Chinese practice Bar since 1988 and was called to the Bar of Ontario, Canada in 1993. Mr. Xie will devote approximately 50% of his time to company operations.

NICK RINGMA, age 56, was appointed Vice President and a director of Drucker, Inc. in June 2003. Mr. Ringma studied at Calvin College 1967-68 and obtained a BA in 1973 from Simon Fraser University in Vancouver, BC. From 1997 to present, he has been Vice President and director of Digital Accelerator Corp. He has been a director of Vertigo Technologies, Inc. from September 2002 to present. From 1980-1982, he was President of Miller Electronics - a Division of Gendis.

HONG, LIANG, age 40, obtained a Bachelor Degree in 1985 from Automation Department of USTB. From the beginning of 2003 to the present, he has been Vice G.M. in School-funded Industrial Group of USTB. His major responsibilities include assessment for investment in connection with whole school's industry, evasion of legal risks, project plan, capital operation, public relationship, etc. Mr. Hong was a founder of BK and acts as Vice President, participating in all major decisions and development plan of the company, and shouldering such responsibilities as the establishment of technical and marketing teams, operating management, organization of R & D, development of new technology, administration of major projects, public relations, financing, etc. From 2001 to 2002, Mr. Hong set up Time High-Tech Co., Ltd. (THT) and acted as Vice G.M. The company was invested by State Investment Development Corporation (SIDC) and USTB. Mr. Hong participated in all initial activities including project assessment, financing negotiations, incorporation of joint ventures. From 1999 to 2002, Mr. Hong acted as vice director of Robot Institute of USTB.

SUN, YI KANG, age 71, professor of automation at USTB, obtained a Bachelor Degree in 1952 from Tsinghua University in Beijing, China with a major in Material Molding and Control Engineering. Since 1999, Mr. Sun has acted as Technical Director of BK. He has been a director since incorporation of the company, responsible for technology directions, application and management, product development, international communication and development planning, R & D, and project planning. From 1994 to 1999, Mr. Sun acted as Chief Engineer of BK and was responsible for all major engineering and technological issues.

LIU, WEI ZHANG, age 53, obtained Bachelor Degree from USTB in 1976 and also obtained a Bachelor Degree from the Arts & Law School of USTB in 1982. During the period from 1990 to present, Mr. Liu acted as Vice G.M. and G.M. of BK Machinery; G.M. and President of BK. He is in charge of overall affairs of BK and has turned the company into a top manufacturer and provider of automation system solutions and related products in China.

GE, LIANG SONG, age 38, obtained a Bachelor Degree in 1986 from the Automation Department of USTB and a Master Degree in 1989 from Automation Department of Harbin Institute of Technology, China. From 1998 to 2002, Mr. Ge acted as Vice G.M. of BK. Since the beginning of 2003, Mr. Ge has acted as G.M. of BK.


ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS AND CHANGES IN OFFICERS


None.


ITEM 7. FINANCIAL STATEMENTS & EXHIBITS

Financial Statements -  a.  Audited financial statements for Beijing Beike-Masic
                            Automation Engineering Co., LTD. for year ended December 31, 2002 and 2001

                        b. Pro forma Consolidated financial statements as of September 30, 2003

Exhibits:

                     10.1 Acquisition Agreement - Incorporated by Reference to 8K filing July 23, 2003

ITEM 8. CHANGE IN FISCAL YEAR

None.


ITEM 9. REGULATION FD DISCLOSURE

None.


ITEM 10. AMENDMENTS TO REGISTRANT'S CODE OF ETHICS, OR WAIVER OF PROVISION OF THE CODE OF ETHICS

None.


ITEM 11.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
PLANS

None.


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: February 11, 2004

                                            DRUCKER, INC.


                                            By: /s/ Ronald Xie
                                               --------------------------------
                                                Ronald Xie, President

           BEIJING BEIKE-MASIC AUTOMATION ENGINEERING COMPANY LIMITED
                          Index to Financial Statements
--------------------------------------------------------------------------------



Independent Auditors' Report...............................................  F-1

Balance Sheets as of December 31, 2002 and 2001............................  F-2

Income Statements for the years ended December 31, 2002 and 2001...........  F-3

Statements of Changes in Stockholders' Equity for the years ended
    December 31, 2002 and 2001.............................................  F-4

Statements of Cash Flows for the years ended December 31, 2002 and 2001...............................................................  F-5

Notes to the Financial Statements.................................... F-6 - F-12

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Beijing Beike-Masic Automation Engineering Company Limited

We have audited the accompanying balance sheet of Beijing Beike-Masic Automation Engineering Company Limited, a Company established under the laws of the People's Republic of China (the "Company") as of December 31, 2002 and 2001, and the related statements of income, changes in stockholders' equity, and cash flows for the preceding two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.


/s/ Clancy and Co., P.L.L.C.
Clancy and Co., P.L.L.C.
Phoenix, Arizona

October 3, 2003




           BEIJING BEIKE-MASIC AUTOMATION ENGINEERING COMPANY LIMITED
                                 BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001

ASSETS                                                               2002             2001
------                                                          ---------------------------------
Current Assets
   Cash and cash equivalents                                        $ 4,517,043      $ 2,274,277
   Trade receivables, net (Note 4)                                      413,579          230,191
   Trade receivables - related party (Note 2)                           968,000                -
   Inventories (Note 5)                                                 791,472          603,196
   Deposits and prepayments                                              38,334          494,048
   Due from related party (Note 2)                                      471,247                -
   Other receivables                                                    109,420          119,933
                                                                ---------------------------------
Total current assets                                                  7,309,095        3,721,645

Plant and equipment, net (Note 6)                                     1,035,401           37,150

Contruction-in-progress (Note 6)                                              -          492,378
                                                                ---------------------------------

Total Assets                                                        $ 8,344,496      $ 4,251,173
                                                                =================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Trade payables                                                    $  429,536       $  232,243
   Other payables and accruals                                        1,248,824        1,457,766
   Income taxes payable (Note 7)                                        158,450           30,803
   Dividend payable                                                      90,750           90,750
                                                                ---------------------------------
Total current liablities                                              1,927,560        1,811,562

Commitments and contingencies (Note 8)                                        -                -

Stockholders' Equity
   Capital stock                                                        121,000          121,000
   Retained earnings                                                  6,295,936        2,318,611
                                                                ---------------------------------
Total Stockholders' Equity                                            6,416,936        2,439,611
                                                                ---------------------------------
Total Liabilities and Stockholders' Equity                          $ 8,344,496      $ 4,251,173
                                                                =================================



   The accompanying notes are an integral part of these financial statements.
                                      F-2




           BEIJING BEIKE-MASIC AUTOMATION ENGINEERING COMPANY LIMITED
                                INCOME STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                    2002             2001
                                                               ----------------------------------

Net sales (Note 2, 3)                                             $ 12,711,920      $  7,809,557

Cost of sales (Note 2)                                               7,961,593         5,332,617
                                                               ----------------------------------
Gross profit                                                         4,750,327         2,476,940

Selling, general and administrative expenses                           457,709           233,647
                                                               ----------------------------------
Operating income                                                     4,292,618         2,243,303

Other income                                                            22,336             2,469
                                                               ----------------------------------
Income before provision for income taxes                             4,314,954         2,245,772

Provision or income taxes (Note 7)                                     337,629           174,954
                                                               ----------------------------------
Net income                                                         $ 3,977,325      $  2,070,818
                                                               ==================================
Dividend                                                              $      -       $   121,000
                                                               ==================================



   The accompanying notes are an integral part of these financial statements.
                                      F-3




           BEIJING BEIKE-MASIC AUTOMATION ENGINEERING COMPANY LIMITED
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                  Capital         Retained
                                                   Stock          Earnings          Total
                                             ---------------------------------------------------
Balance - December 31, 2000                        $   121,000      $  368,793       $  489,793

Net income                                                   -       2,070,818        2,070,818

Dividend                                                     -       (121,000)        (121,000)
                                             ---------------------------------------------------

Balance - December 31, 2001                            121,000       2,318,611        2,439,611

Net income                                                   -       3,977,325        3,977,325
                                             ---------------------------------------------------

Balance - December 31, 2002                        $   121,000     $ 6,295,936      $ 6,416,936
                                             ===================================================






   The accompanying notes are an integral part of these financial statements.




           BEIJING BEIKE-MASIC AUTOMATION ENGINEERING COMPANY LIMITED
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                           2002              2001

                                                                                     ------------------------------------
Cash Flows From Operating Activities
Net income                                                                                $  3,977,325      $  2,070,818
Adjustments to reconcile net income to net cash provied by operating activities
   Depreciation                                                                                 31,817             4,693
   Provision for doubtful accounts                                                              55,717               307
Changes in assets and liabilities:
   (Increase) decrease in trade receivables                                                  (239,105)          (59,335)
   (Increase) decrease in trade receivables - related party                                  (968,000)                 -
   (Increase) decrease in inventories                                                        (188,276)         (185,407)
   (Increase) decrease in deposits and prepayments                                             455,714          (77,121)
   (Increase) decrease in due from related party                                             (471,247)                 -
   (Increase) decrease in other receivables                                                     10,513          (73,762)
    Increase (decrease) in trade accounts payable                                              197,293           232,243
    Increase (decrease) in other payables and accruals                                       (208,943)           949,542
    Increase (decrease) in amount due to a related company                                           -         (387,200)
    Increase (decrease) in taxes payable                                                       127,647            30,803
                                                                                     ------------------------------------
Total adjustments                                                                          (1,196,870)           434,763
                                                                                     ------------------------------------
Net cash flows provided by operating activities                                              2,780,455         2,505,581

Cash Flows From Investing Activities
   Purchase of fixed assets                                                                   (97,097)          (30,657)
   Purchase of construction-in-progress                                                      (440,592)         (368,427)
                                                                                     ------------------------------------
Net cash flows used in investing activities                                                  (537,689)         (399,084)

Cash Flows From Financing Activities
   Dividend paid                                                                                     -          (30,250)
                                                                                     ------------------------------------
Net cash flows used in financing activities                                                          -          (30,250)
                                                                                     ------------------------------------

Increase in cash                                                                             2,242,766         2,076,247

Cash and cash equivalents, beginning of year                                                 2,274,277           198,030
                                                                                     ------------------------------------

Cash and cash equivalents, end of year                                                    $  4,517,043      $  2,274,277
                                                                                     ====================================
Cash paid for:
   Interest                                                                                   $      -         $       -
                                                                                     ====================================
   Income taxes                                                                            $   209,981       $   144,151
                                                                                     ====================================


   The accompanying notes are an integral part of these financial statements.

           BEIJING BEIKE-MASIC AUTOMATION ENGINEERING COMPANY LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------

Organization and Nature of Operations. Beijing Beike-Masic Automation Engineering Company Limited (the "Company") was established under the laws of the People's Republic of China (the "Mainland China") with limited liability on March 23, 1998, with a registered capital of $1,000,000. Pursuant to a re-organization on July 2, 2003, the Company became a sino-foreign equity joint venture with a duration of 20 years. The Company's outstanding registered capital is held by two entities: (i) 75% - Speed One Investment Limited ("Speed One") and (ii) 25% - Beijing Beike Machinery Electronic Materials Hightech Corporation ("Beijing Beike Machinery"). Speed One is a company incorporated in the British Virgin Islands and Beijing Beike Machinery is a company incorporated in the Mainland China.

The Company is a provider of complete system solutions for industrial automation and control. The Company specialises in developing, manufacturing, distributing and integrating system solutions and automation control products to major industrial enterprises such as steel companies, machinery manufacturing companies as well as public utilities companies in Mainland China.

Significant Accounting Policies.

Accounting basis - The Company's financial statements are prepared using the accrual basis of accounting.

Foreign currency translations - The financial statements are presented in United States Dollars (USD) and the functional currency of the Company is Chinese Yuan Renminbi (RMB). For purposes of preparing these financial statements, the financial statements in RMB have been translated from RMB1=US$0.121. The assets and liabilities of the Company's foreign operations are generally translated into United States dollars at year end exchange rates and resulting translation adjustments are reflected as a separate component of stockholders' equity. Due to the stability of the exchange rates for the periods presented, there were no adjustments reflected in stockholders' equity. Revenues and expenses are translated at exchange rates ruling at the translation dates and transaction gains or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the income statement as incurred.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Fair value of financial instruments - For certain of the Company's financial instruments, including cash and cash equivalents, trade receivables, due from related parties, deposits, prepayments, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

Business and credit risk concentrations - The Company generates revenues from sales in Mainland China. Although the Company had two customers in 2002 (2001: 1 customer) that each accounted for more than 10% of its revenues, the Company's sales to customers are quite different each year due to the nature of the Company's products for sale.

During the normal course of business, the Company extends unsecured credit to its customers. The collectiblity of debts owed by its customers depends substantially on the financial condition and cash flow position of its customers. The Company reviews regularly the credit status of each customer on a case by case basis and the allowance for doubtful accounts is recorded based on management's assessment of the credit status of its customers.

Related Party Transactions - A related party is generally defined as (i) any person that holds 10% or more of the Company's securities and their immediate families, (ii) the Company's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Cash and cash equivalents - Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments, purchased with original maturies of three months or less.

Revenue Recognition - Revenue from the sale of goods is recogized when the goods are shipped and the risks and rewards of ownership have passed to the customer.

Cost recognition - Cost of sales includes all direct material and labor costs and those indirect costs of bringing raw materials to sale condition, including shipping and handling costs. Selling, general and administrative costs are charged to operating expenses as incurred.

Advertising Costs - Advertising costs are expensed as incurred. Total advertis-ing costs expensed during 2002 were $3,267 (2001: $0).

Allowance for Doubtful Accounts - The Company presents accounts receivable, net of allowances for doubtful accounts. The allowances are calculated based on detailed review of certain individual customer accounts, historical rates and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories - Inventories representing industrial automation products are stated at the lower of cost and net realizable value. Cost is calculated using the first-in, first-out method and comprises all costs of purchases, costs of conversion, and other costs incurred in bringing the inventories to their present location and condition. Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Plant and equipment - Plant and equipment are stated at cost and are depreciated under the straight-line method over the estimated useful lives of the asset, which range from 5 to 20 years. Construction-in-progress is stated at cost and such costs include all direct and indirect costs of construction. Construction-in-progress is transferred to fixed assets and depreciation commences when construction is completed. Significant improvements and betterments are capitalized and depreciated over their expected useful lives. Routine repairs and maintenance are expensed when incurred. When fixed assets are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Long-lived assets - Long-lived assets are reviewed at each balance sheet date for impairment based upon the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. When events or circumstances indicate that the carrying amount of an asset may not be recoverable, the asset is written down to its net realizable value.

Income Taxes - The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary, to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Recent Accounting Pronouncements - The Financial Accounting Standards Board ("FASB") has issued the following pronouncements, none of which are expected to have a significant affect on the financial statements:

January 2003 - FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003.

April 2003 - SFAS No. 149, "Accounting for Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is generally effective for contracts entered into or modified after June 30, 2003, and all provisions should be applied prospectively. This statement does not affect the Company.

May 2003 - SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. This statement does not affect the Company.

Pending accounting pronouncements - It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

NOTE 2 - RELATED PARTY TRANSACTIONS
-----------------------------------

During the year, the Company had the following related party transactions, which were carried out in the normal course of its business:


      Name                                                 Nature of transactions

                                                                                 2002                     2001
                                                                         ----------------         ---------------
  Beijing Masic Automation System Co.,      Sales of industrial
    Ltd.                                       automation products       $   3,133,590            $  2,593,592
                                                                         ================         ===============
                                            Purchase of raw
                                               materials                 $      398,155           $          -
                                                                         ================         ===============
  Tianjin Masic Machinery and Equipment     Sales of industrial          $
    Limited                                    automation products                434             $       17,008
                                                                         ================         ===============
 Wuhan Masic Industrial Limited             Sales of industrial
                                               automation products       $        33,290          $       75,620
                                                                         ================         ===============

Amounts due from a related entity (Beijing Masic Automation System Co., Ltd.) at December 31, 2002, consist of the following: trade receivables - related party of $968,000 and working capital advances of $471,247. The advances are unsecured, interest-free, and have no fixed terms of repayment.

Mr. Sun Yi Kang, a director of the Company, is also a director of Beijing Masic Automation System Co., Ltd. Mr. Ge Liang Song, a director and shareholder of the Company, is also a director of Wuhan Masic Industrial Limited ("Wuhan"). Mr. Liu Wei Zhang, Mr. Hong Liang and Mr. Ge Liang Song, directors and shareholders of the Company, are also directors of Tianjin Masic Machinery and Equipment Limited ("Tianjin"). The Company names Wuhan and Tianjin represent informal English translations of the official Chinese company names.

The above transactions were conducted after arm's length negotiations.


NOTE 3  - NET SALES
-------------------                                                     2002                     2001
      Sales of industrial automation products
       and provision of system solutions services                 $ 14,963,056             $  9,179,028

      Less:  Value added tax                                         2,164,409                1,322,906
                 Business tax
                                                                         3,947                    3,718
                 Other taxes
                                                                        82,780                   42,847
                                                                ----------------         ---------------
      Total net sales                                           $   12,711,920             $  7,809,557
                                                                ================         ===============

NOTE 4 - TRADE RECEIVABLES
--------------------------                                             2002                     2001
                                                                ----------------         ---------------
        Trade receivables                                       $      470,453           $      231,348
        Less:  provision for doubtful debts
                                                                        56,874                    1,157
                                                                ----------------         ---------------
        Trade receivables, net                                  $      413,579           $      230,191
                                                                ================         ===============
                                      F-9


NOTE 5 - INVENTORIES
--------------------                                                   2002                     2001
                                                                ----------------         ---------------
          Raw materials                                         $       81,046          $        35,655
          Work in progress                                                                      156,935
                                                                           240
          Finished goods                                               710,186                  410,606
                                                                ----------------         ---------------
          Total                                                 $      791,472           $      603,196
                                                                ================         ===============

NOTE 6 - PLANT AND EQUIPMENT
----------------------------                                            2002                     2001
                                                                ----------------         ---------------
        Land and building                                       $      932,971           $
                                                                                                    -
        Computer equipment
                                                                        26,378                   17,097
        Machinery and equipment
                                                                        21,516                   15,730
        Furniture and fixtures
                                                                        43,675                    9,948
        Vehicles
                                                                        48,304                        -
                                                                ----------------         ---------------
        Total                                                        1,072,844
                                                                                                 42,775
        Less accumulated depreciation
                                                                        37,443                    5,625
                                                                ----------------         ---------------
        Net book value                                          $    1,035,401            $      37,150
                                                                ================         ===============

Depreciation expense charged to operations for 2002 was $31,817 (2001: $4,693). Construction-in-progress at December 31, 2002 was $932,971 representing 2002 current year additions of $440,593 and the balance transferred from 2001 of $492,378.

NOTE 7 - INCOME TAXES
---------------------

The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The Company is subject to income taxes on income arising in or derived from the tax jurisdictions in which they operate. The Hong Kong profits tax rate is 16% and no Hong Kong profits tax has been provided for in the financial statements as the income neither arises in nor derived from Hong Kong. Provision for income taxes (2002: $337,929 and 2001: $174,954) represents tax charges on the estimated assessable profits of the Company's operation in Mainland China, which is subject to a standard income tax rate of 15%. Being a high-tech company, the Company was entitled to full exemption from PRC income tax for 3 years effective from April 1, 1998, followed by a 50 percent reduction for the next consecutive three years in accordance with the relevant tax rules and regulation. Income taxes payable (2002: $158,450 and 2001: $30,803) in the balance sheet represents provision for taxation for the current and previous years less the amount of tax paid during the year. No provision for deferred taxes has been recognized in the financial statements, as the effect of all timing differences is immaterial.

A reconciliation from the statutory tax rate to the effective tax rate is presented below:

                                                   2002                2001
                                             --------------      -------------
       Net profits statutory tax rate                15 %                15 %

       50% reduction in income tax                   (7.5)               (7.5)
                                             --------------      -------------

                                             --------------      -------------
        Effective tax rate                            7.5%                7.5%
                                             ==============      =============

NOTE 8 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Operating lease income - Future minimum lease payments to be received by the Company for assets leased out under noncancelable operating leases are as follows: 2003-$12,100.

Commitments - Construction-in-progress representing capital committed by the Company under contract was $440,593 at December 31, 2001.

Contingencies - During the normal course of business, the Company may be presented with a legal or constructive obligation as a result of past events. While the results of litigation cannot be predicted with certainty, management provides for adequate reserves for claims that have at least a reasonable possibility for loss and does not provide a reserve on those for which an adverse outcome is remote. These financial statements do not include any such provisions for the periods presented.

NOTE 9 - SUBSEQUENT EVENTS
--------------------------

Registered Capital - On April 2, 2003, the registered capital of the Company increased from RMB $1,000,000 to RMB $1,250,000. The new registered capital was fully paid on July 23, 2003.

Acquisition - On June 15, 2003, the Company entered into an Acquisition Agreement with Drucker, Inc., ("Drucker") a U.S. public company that trades on the over-the-counter bulletin board, headquarterd in Vancouver, B.C., whereby Drucker agreed to acquire 100% of the Company in exchange for 93,020,800 shares of Drucker common stock, calculated on pre-consolidation basis, and all subject to a one for three reverse split upon shareholders approval. The transaction is expected to close before December 31, 2003.

The merger will be accounted for as a recapitalization of Drucker because the reorganization is a "reverse acquisition" involving a public shell entity, whereby the shareholders of this Company will retain actual control of the resulting combined company. The Company will be the continuing reporting entity for accounting purposes and Drucker will be the acquirer for legal purposes.


DRUCKER, INC.
Pro Forma Consolidated Balance Sheet
September 30, 2003
(Unaudited)
--------------------------------------------------------------------------------
                                                   Beijing Beike-Masic
                                                            Automation                                         Drucker, Inc.
                                                   Engineering Co. Ltd.     Drucker, Inc.     Adjustments        Pro Forma
                                                  --------------------------------------------------------   --------------
ASSETS                                                                                            (Note 4)

Current Assets
    Cash and cash equivalents                      $           3,908,128  $      232,977                       $  4,141,105
    Bills receivable                                           1,524,673               -                          1,524,673
    Trade receivables, net                                       717,647           2,412                            720,059
    Trade receivables - related parties                          966,800               -                            966,800
    Inventories                                                3,074,887               -                          3,074,887
    Deposits and prepayments                                   1,338,650          15,806                          1,354,456
    Other receivables                                            163,063               -                            163,063
    Current assets of discontinued operations                          -             151                                151
                                                  ----------------------------------------------------------------------
Total current assets                                          11,693,848         251,346                         11,945,194
Equity securities                                                      -       2,319,679                          2,319,679
Due from related parties                                         666,441         109,078                            775,519
Plant and equipment, net                                       1,186,234          15,068                          1,201,302
                                                  ----------------------------------------------------------------------
Total Assets                                       $          13,546,523   $   2,695,171                       $ 16,241,694
                                                  ----------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Trade payables                                 $             754,174     $   31,997                           $ 786,171
    Other payables and accruals                                2,830,656              -                           2,830,656
    Income tax payable                                            10,055              -                              10,055
    Dividend payable                                              90,638              -                              90,638
                                                  ----------------------------------------------------------------------
Total current liabilities                                      3,685,523         31,997                           3,717,520

Stockholders' Equity
    Capital stock                                                151,205         32,115 (a)         (21,289)         44,003
                                                                                        (b)          31,007
                                                                                        (c)           2,170
                                                                                        (d)        (151,205)
    Additional paid in capital                                         -      6,843,803 (a)          21,289       2,775,496
                                                                                        (b)         (31,007)
                                                                                        (c)          (2,170)
                                                                                        (d)         151,205
                                                                                        (e)      (6,240,516)
                                                                                        (f)       2,032,892
    Accumulated other comprehensive income (loss)                 (5,582)     2,032,892 (f)      (2,032,892)         (5,582)
    Retained earnings (Deficit)                                9,715,377     (6,245,636)(e)       6,240,516       9,710,257
                                                  ----------------------------------------------------------------------
Total Stockholders' Equity                                     9,861,000      2,663,174                   -      12,524,174
                                                  ----------------------------------------------------------------------
Total Liabilities and Stockholders' Equity         $          13,546,523   $  2,695,171                        $ 16,241,694
                                                  ----------------------------------------------------------------------


                   See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.


DRUCKER, INC.
Pro Forma Consolidated Statement of Income
Year ended December 31, 2002
(Unaudited)
--------------------------------------------------------------------------------
                                                     Beijing Beike-Masic
                                                           Automation                                        Drucker, Inc.
                                                    Engineering Co. Ltd.       Drucker, Inc.     Adjustments     Pro Forma
                                                                                                  (Note 4)
                                                         ------------------------------------------------------------------

Net sales                                                $ 12,711,920              $ -                        $ 12,711,920
Cost of sales                                               7,961,593                -                           7,961,593
                                                         ------------------------------------------------------------------
Gross profit                                                4,750,327                -                           4,750,327
Selling, general and administrative expenses                  457,709          159,555                             617,264
                                                         ------------------------------------------------------------------
Operating income (loss)                                     4,292,618         (159,555)                          4,133,063
Other income                                                   22,336            7,393                              29,729
                                                         ------------------------------------------------------------------
Income (loss) from continuing operations                    4,314,954         (152,162)                          4,162,792
Loss from operations of discontinued subsidiary                     -         (120,076)                           (120,076)
                                                         ------------------------------------------------------------------
Income (loss) before provision for income taxes             4,314,954         (272,238)                          4,042,716
Provision for income taxes                                    337,629                -                             337,629
                                                         ------------------------------------------------------------------
Net income (loss)                                           3,977,325         (272,238)                          3,705,087
                                                         ==================================================================
Earnings per share (Note 5)                                                                                         $ 0.08

                                                                                                               ============
          See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.



DRUCKER, INC.
Pro Forma Consolidated Statement of Income
Nine-month period ended September 30, 2003
(Unaudited)
---------------------------------------------------------------------------------------------------------------------------
                                                Beijing Beike-Masic
                                                       Automation                                            Drucker, Inc.
                                                Engineering Co. Ltd.  Drucker, Inc.          Adjustments         Pro Forma
                                              --------------------------------------      ---------------   ---------------
                                                                                                 (Note 4)
Net sales                                            $ 10,998,502               $ -                           $ 10,998,502
Cost of sales                                           6,611,193                 -                              6,611,193
                                              -----------------------------------------------------------------------------
Gross profit                                            4,387,309                 -                              4,387,309
Selling, general and administrative expenses              773,621           234,098                              1,007,719
                                              -----------------------------------------------------------------------------
Operating income (loss)                                 3,613,688          (234,098)                             3,379,590
Other income                                               46,574           228,993                                275,567
                                              -----------------------------------------------------------------------------
Income (loss) from continuing operations                3,660,262            (5,105)                             3,655,157
Loss from operations of discontinued subsidiary                 -               (15)                                   (15)
                                              -----------------------------------------------------------------------------
Income (loss) before provision for income taxes         3,660,262            (5,120)                             3,655,142
Provision for income taxes                                240,822                 -                                240,822
                                              -----------------------------------------------------------------------------
Net income (loss)                                       3,419,440            (5,120)                             3,414,320
                                              =============================================================================

Earnings per share (Note 5)                                                                                         $ 0.08
                                                                                                            ===============



                   See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.


DRUCKER, INC.
Notes to the Pro Forma Consolidated Financial Statements
September 30, 2003
(Unaudited)
--------------------------------------------------------------------------------

1.       BASIS OF PRESENTATION

         The accompanying unaudited pro forma consolidated financial statements of Drucker, Inc. ("Drucker") as at September 30, 2003 have been prepared by management to give effect to the proposed acquisition (the "Acquisition") of Beijing Beike-Masic Automation Engineering Company Limited ("BK") by Drucker and the related transactions as more fully described below on the basis of the assumptions described in Note 2. The Acquisition will be accounted for as a reverse takeover for accounting purposes.

          The pro forma consolidated financial statements of Drucker have been prepared from the following :

          (a) the unaudited consolidated financial statements of Drucker as at and for the nine-month period ended September 30, 2003;

          (b) the unaudited financial statements of BK as at and for the nine-month period ended September 30, 2003.

          (c) the audited consolidated financial statements of Drucker as at and for the year ended December 31, 2002

          (d) the audited financial statements of BK as at and for the year ended December 31, 2002


         The unaudited interim financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results of the interim period.

         The pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and should be read in conjunction with the foregoing financial statements and notes thereto.

         The pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of Drucker which would have actually resulted had the Acquisition and related transactions and other pro forma adjustments been effected on the dates indicated. Further, the pro forma consolidated financial statements are not necessarily indicative of the results of operations or the financial position that may be obtained in the future.

DRUCKER, INC.
Notes to the Pro Forma Consolidated Financial Statements
September 30, 2003
(Unaudited)
--------------------------------------------------------------------------------


2.       THE ACQUISITION

          By an agreement dated June 15, 2003, Drucker agreed to acquire from Beijing Beike Machinery Electronic Materials Hightech Corporation all the shares it owned in BK, being 25% of the issued and outstanding shares of BK, and from Speed One Investment Limited all the shares it owned in BK, being 75% of the issued and outstanding shares of BK. Drucker agreed to initially issue 17,500,000 common shares (pre-consolidation), in escrow, and a further 25,173,600 common shares (post-consolidated) after Drucker's shareholders have approved a consolidation of Drucker's shares on a 3 old shares for 1 new share basis and audited financial statements of BK have been delivered.

          Drucker agreed to pay a legal fee in common shares equal to 7% of the total shares required to be issued under the agreement. On July 14, 2003, Drucker issued 17,500,000 common shares pursuant to this agreement. However as these shares are held in escrow and will be released only upon closing of the transaction, such shares are not yet considered issued as of September 30, 2003.

          Upon completion of the above transactions, the former shareholders of BK will own 70.47% of the then issued shares of Drucker. The business combination will be accounted for as a reverse takeover with BK being identified as the acquirer. At the date of the business combination, for the purposes of this pro forma financial statement, Drucker's net assets value, $2,663,174, is regarded as the fair value of assets acquired by BK.

          Preliminary allocation is as follows:

          Net working capital (including cash and cash equivalents
                acquired of $232,977)                                 $  219,349
          Equity securities                                            2,319,679
          Due from a related party                                       109,078
          Plant and equipment, net                                        15,068
          ----------------------------------------------------------------------
                                                                      $2,663,174
          ======================================================================

3.       PRO FORMA ASSUMPTIONS

          The pro forma consolidated financial statements incorporate the following pro forma assumptions :

          (a)  Shareholders  of  Drucker  will  approve  the   consolidation  of
               Drucker's shares on a 3 old shares for 1 new share basis.

          (b) The Acquisition will be completed through exchange of shares.

          (c) Drucker will pay a legal fee by issuance of 2,170,485 (post-consolidated) common shares, which is equal to 7% of the total shares required to be issued under the agreement.

DRUCKER, INC.
Notes to the Pro Forma Consolidated Financial Statements
September 30, 2003
(Unaudited)
--------------------------------------------------------------------------------


3.       PRO FORMA ASSUMPTIONS - Continued

          (d) The Acquisition will be accounted for as a reverse takeover whereby BK's historical carrying value will be ow through to the pro forma consolidated financial statements.


4.       PRO FORMA ADJUSTMENTS

          The pro forma consolidated financial statements include the following adjustments :

          (a) To record the consolidation of Drucker's shares on a 3 old shares for 1 new share basis.

          (b) To record the issuance of common shares of Drucker to acquire all of the issued and outstanding shares of BK.

          (c) To record the issuance of common shares of Drucker to pay the legal fees in relation to the Acquisition.

          (d) To eliminate capital stock against additional paid in capital.

          (e) To eliminate pre-acquisition loss against additional paid in capital.

          (f) To eliminate accumulated other comprehensive income against additional paid in capital.


5.       LOSS PER SHARE

         For the purposes of the pro forma consolidated financial statements, earnings per share has been calculated using the weighted average number of shares which would have been outstanding during the year ended December 31, 2002 and nine-month period ended September 30, 2003 after giving effect to the transactions described in Note 3 as if they occurred on January 1, 2002.